EXHIBIT 10.4







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Private and Confidential                                         Execution Copy






               T2CN INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.


                       SHANGHAI T2 ENTERTAINMENT CO., LTD.


                 SHANGHAI NEWMARGIN VENTURE CAPITAL CO., LTD


                                MR. FENG TAO (??)


           -------------------------------------------------------

                               OPERATION AGREEMENT
                                   Concerning
                       SHANGHAI T2 ENTERTAINMENT CO., LTD.

           -------------------------------------------------------



                             Dated November 4, 2004


                                 FANGDA PARTNERS
                               22/F, Kerry Center
                             1515 Nan Jing West Road
                              Shanghai 200040, PRC

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                               OPERATION AGREEMENT

This Operation Agreement (hereinafter this "Agreement") is entered into in Shanghai of the People's Republic of China (hereinafter "PRC") as of 4 November, 2004 by and between the following Parties:

(1) T2CN Information Technology (Shanghai) Co., Ltd. ("WFOE") Registered address: Suite 22301-526, Pudong Software Park, Guo Shou Jing
                         Road, Pudong New District, Shanghai, PRC (201203) Legal representative: TENG Jun-Tse (???)

(2) Shanghai T2 Entertainment Co., Ltd. ("T2 Entertainment") Registered address: 5th Floor, No.88, Qinjiang Road, Xuhui District,
                            Shanghai, PRC.
     Legal representative:  FENG Tao (??)

(3) Shanghai Newmargin Venture Capital Co., Ltd. ("Shanghai Newmargin") Registered address: No. 99, Yin Qiao Road, Pudong New Area, Shanghai, PRC
     Legal representative:    DONG Yeshun (???)

(3)  FENG Tao
     Address:   Building 3 Xing Guo Hotel, 78 Xing Guo Road, Shanghai, PRC
     ID card no.: 310106670509323

(Shanghai Newmargin and Mr. FENG Tao are hereinafter individually referred to as a "Shareholder" and collectively "Shareholders".)

Whereas:

1. Shareholders are the only shareholders of T2 Entertainment as of now, holding the total equity of T2 Entertainment.

2. T2 Entertainment has entered and/or will enter into a series of agreements with WFOE, including but not limited to Shareholders' Voting Rights Proxy Agreement (the "Proxy Agreement"), Exclusive Technical Service and Consultancy Agreement (the "Service Agreement") and an Equity Pledge Agreement (the "Equity Pledge Agreement") (the 3 abovementioned agreements shell be known as the "Transaction Agreements"), all dated 4 November 2004; pursuant to the Transaction Agreements, T2 Entertainment will promote its business performance relying on such information, technology, personnel and other supports as provided by WFOE, who has dedicated and will continue to dedicate considerable labor and resources to the performance of such Transaction Agreement.

3. WFOE and T2 Entertainment intend to enter into strategic cooperation of their business operation and, based on the terms and conditions hereof, to

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    reorganize the daily operation and decision-making mechanism of T2
    Entertainment.

The parties hereby have reached the following agreement upon mutual consultations:

                            Article 1 Interpretation

1.1   Except as otherwise stated in the context herein:

     1.1.1 all references to a person shall refer to a natural person or an organization;

     1.1.2 all references to any person, company, governmental authority or organization shall be deemed to include its successor;

     1.1.3 all references to a contract or agreement shall be deemed to include its appendices and any amendment, alteration and/or supplement;

     1.1.4 all references to a term, condition or appendix shall refer to the relevant part of this Agreement.

1.2 Titles in this Agreement are for convenience only, and may not be used for or affect the interpretation of this Agreement under any circumstance.

        Article 2 Arrangement regarding Operation of T2 Entertainment

2.1   Undertakings of Shareholders

     Shareholders hereby jointly and severally undertake that:

        2.1.1 In order to guarantee all rights and interests of WFOE under the Transaction Agreements, Shareholders hereby irrevocably undertake and warrant that, without prior written consent from WFOE, Shareholders will not in any manner make or authorize any other person (including without limitation directors of T2 Entertainment appointed by them) to make any resolution, instruction, consent or order for the purpose of causing T2 Entertainment to do any trading that will or may substantially affect the assets, rights, obligations or business of T2 Entertainment (including its branches and/or subsidiaries) ("Prohibited Trading"), or to enter into any contract, agreement, memorandum or trading document in other manners in respect of such Prohibited Trading (the "Prohibited Documents"), or to tolerate the carry-out of any Prohibited Trading or execution of any Prohibited Document by any omission of acts;

        2.1.2  without written consent or instruction of WFOE, Shareholders may


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               not appoint or nominate any member of the board of directors of
               T2 Entertainment, nor cancel the appointment of any such member; and

        2.1.3 they will cause directors of T2 Entertainment nominated by them and other management personnel (if any) of T2 Entertainment recommended by them to strictly comply with the foregoing undertakings during their performance of duties as directors or management of the company, and to have no act or omission of act in any manner in violation of any of the foregoing undertakings.

2.2   Undertakings of T2 Entertainment

     T2 Entertainment hereby undertakes to WFOE as follows:

        2.2.1 If Shareholders have, or, in the reasonable opinion of T2 Entertainment, Shareholders are likely to have any act in violation of their undertakings in section 2.1 above, T2 Entertainment will notify WFOE of the same without delay.

        2.2.2 It will not enter into any Prohibited Trading or any Prohibited Document in any manner, nor tolerant the carry-out of any Prohibited Trading or execution of any Prohibited Document by any omission of acts.

        2.2.3 Without written consent or instruction from WFOE, the board of directors of T2 Entertainment will not engage or dismiss its general management or any other management personnel.

        2.2.4 During the effective term of this Agreement, its daily operation activities and financial and personnel management are under the supervision and direction of WFOE; WFOE is entitled to take all necessary or proper measures, including without limitation to appointment of one or two supervisors with good experience of company operation, supervision and direction the operation, management, finance, personnel and etc. of T2 Entertainment.

        2.2.5 Without prejudice to the generality of the above section 2.2.4, it will require its general manager to (a) report situations of its operation, management, finance and personnel and other major operating activities to WFOE on a monthly basis, and (b) provide a written report of its operation, management, finance and personnel and other major operating activities of every quarter to WFOE on a quarterly basis, which reports shall be acceptable to WFOE both in content and in form.

        2.2.6 In view that it has entered into the Service Agreement with WFOE, in order to carry out the obligations of payment of service fees thereunder, T2 Entertainment hereby undertakes that, once


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               required by WFOE in writing, it will pledge all of its then receivable accounts and mortgage all of the assets legally owned and disposable by it, as security for the aforesaid obligations of payments.

        2.2.7 It will notify WFOE in advance of the decision-making, implementation and financial arrangement of any major operation activities of T2 Entertainment not mentioned in this Agreement, and WFOE shall decide at its own discretion whether such activities shall be approved in advance by WFOE. With respect to such decision-making, implementation and financial arrangement of any major operation activities for which WFOE's prior approval is necessary as decided by WFOE, WFOE shall issue notice to Shareholders and T2 Entertainment within reasonable time, and Shareholders and T2 Entertainment may not make any resolution, instruction, consent or order regarding such activities before receipt of formal approval in writing from WFOE. No written approval given by WFOE within reasonable time shall be deemed as disapproval. Any resolution, instruction, consent or order concerning such major operation activities without prior written approval by WFOE shall be deemed as void.

        2.2.8 It will establish and implement an internal control system to guarantee that all of its directors and other management personnel strictly comply with the foregoing undertakings when performing their duties, and commit no act or omission of act in violation of any of such undertakings in whatever manner.

        2.2.9 Except for the transfer of any equity in T2 Entertainment held by Shareholders to T2CN Holding Limited and/or any third party designated by it pursuant to an Exclusive Equity Transfer Call Agreement (the "Call Agreement") entered into by Shareholders and T2 Entertainment and T2CN Holding Limited dated 4 November 2004, if either Shareholder intends to transfer all or part of its holding in T2 Entertainment's equity to others, such Shareholder shall issue corresponding confirmation letter to WFOE and T2 Entertainment, certifying that the transferee agrees to become a party hereto according to the terms and conditions hereof, and only upon WFOE's confirmation in writing of such certification, will T2 Entertainment acknowledge such equity transfer and go through relevant registration or filing of such equity transfer, provided no Transaction Agreement shall be violated.

2.3 Shareholders and T2 Entertainment acknowledge and undertake to be liable for any legal consequence of WFOE's exercise of the foregoing rights. In case of any violation of any undertaking above by Shareholders or T2 Entertainment, Shareholders and T2 Entertainment shall be obliged to take every possible measure to correct such act of default, and shall minimize such losses as may be incurred by T2 Entertainment or WFOE thereby.


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2.4  Shareholders and T2 Entertainment are severally and jointly liable under this Article 2.


                           Article 3 Information Right

Without limitation to other particular rights of WFOE hereunder, for the purpose of this Agreement WFOE shall be entitled to know various information about the operation, business, clients, finance and staff of T2 Entertainment, examine relevant materials, documents and information of T2 Entertainment (including without limitation any resolution of the shareholders' meeting, financial statement and report, auditing report and other materials, documents and information, that, in WFOE's opinion, WFOE needs to know), and T2 Entertainment shall fully cooperate and provide all facilities needed in this regard.

                          Article 4 Exercise of Rights

 4.1 Shareholders hereby acknowledge that WFOE need not to consult with Shareholders in advance when exercising the foregoing rights. However, after issuing any written notice or instruction, WFOE shall notify Shareholders in a timely manner.

 4.2 WFOE may, when it deems necessary or proper, authorize its internal personnel (one or more) to act as the representative(s) of WFOE and to actually exercise any or all of its rights hereunder.

 4.3 Shareholders and T2 Entertainment shall provide sufficient assistance to WFOE's exercise of its rights hereunder, including promptly executing resolutions of shareholders' meeting, going through formalities of examination and approval, registration or filing and execution of particular agreement or other legal document, if so required (e.g. requirement of submission of documents for examination and approval, registration and filing from or with the governmental authorities).

 4.4 If at any time during the term of this Agreement, any right of WFOE hereunder is not exercisable due to whatever reason (except for default by Shareholders or T2 Entertainment), the parties hereto shall promptly seek a replacing plan with the most similar effect with the right not exercisable, and shall enter into supplementary agreements to amend or adjust terms hereunder when necessary, in order to ensure the realization of the purpose of this Agreement.

                      Article 5 Exemption and Compensation

 5.1 All parties hereto acknowledge that WFOE shall not be required to be liable to or make any economic or other compensation for other parties hereto or


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     any third party, due to its exercise of its rights hereunder.

 5.2 Shareholders and T2 Entertainment agree to compensate WFOE for and hold WFOE harmless against all losses that are incurred or are likely to be incurred due to WFOE's exercise of its rights hereunder, including without limitation any loss arising from any action, claim, arbitration, demand brought by any third party against it or any administrative investigation or penalty by governmental authorities. However, losses incurred due to misconduct or gross negligence of WFOE will not be compensated for.

                   Article 6 Representations and Warranties

 6.1 Shareholders' representations and warranties concerning themselves

     Shareholders hereby severally and jointly represent and warrant that:

        6.1.1 FENG Tao is a PRC citizen with full capacity and with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act independently as a subject of actions;

        6.1.2 Shanghai Newmargin is a company with limited liability properly registered and legally existing under the RPC Law, with an independent corporate legal person status, and has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions;

        6.1.3 Shareholders have the full power and authority to execute and deliver this Agreement and all the other documents to be entered into by them in relation to the transaction hereunder, and have the full power and authority to complete the transaction hereunder;

        6.1.4 this Agreement has been legally and properly executed and delivered by the Shareholders, and constitutes their legal and binding obligations, which are enforceable against them according to the provisions hereof;

        6.1.5 they are the enrolled legal shareholders of T2 Entertainment as of the effective date of this Agreement, and except the rights created by the Equity Pledge Agreement, the Proxy Agreement and the Call Agreement,, there is no guarantee, lien, pledge, charge, earnest money or other encumbrances or joint ownership or other third party rights in whatever manner on the equity shares held by them respectively; WFOE may fully and sufficiently exercise its rights hereunder according to the then effective Articles of Association of T2 Entertainment; and


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        6.1.6  Shareholders will cause and warrant T2 Entertainment to comply with and perform all of its obligations hereunder, and will make all adequate actions and provide all necessary assistance (including without limitation the provision of all required documentation, issuance of necessary undertaking or statement, adoption of necessary resolution and communication with relevant governmental authorities), in order to guarantee the full and effective implementation of all arrangements hereunder and the realization of the purposes, terms and conditions of this Agreement.

 6.2 Representations and warranties of Shareholders and T2 Entertainment concerning T2 Entertainment

     Shareholders and T2 Entertainment hereby severally and jointly represent and warrant that:

        6.2.1 T2 Entertainment is a company with limited liability properly registered and legally existing under the law of its incorporation place, with an independent corporate legal person status;

        6.2.2 T2 Entertainment has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and may act independently as a subject of actions;

        6.2.3 Shareholders are the only enrolled legal shareholders of T2 Entertainment as of the effective date of this Agreement, and except the rights created by the Equity Pledge Agreement, the Proxy Agreement and the Call Agreement, there is no guarantee, lien, pledge, charge, earnest money or other encumbrances or joint ownership or other third party rights in whatever manner on the equity shares held by them respectively; WFOE may fully and sufficiently exercise its rights hereunder according to the then effective Articles of Association of T2 Entertainment;

        6.2.4 T2 Entertainment has the full corporate power and authority to execute and deliver this Agreement and all the other documents to be entered into by it in relation to the transaction hereunder, and has the full power and authority to complete the transaction hereunder;

        6.2.5 this Agreement has been legally and properly executed and delivered by T2 Entertainment, and constitutes its legal and binding obligations, which are enforceable against it according to the provisions hereof;

        6.2.6 all documents, materials and information supplied by T2 Entertainment to WFOE before and after the execution hereof are true, complete and accurate, without any false statement, gross omission or materially misleading statement;


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        6.2.7  information of T2 Entertainment's indebtedness disclosed by
               Shareholders and T2 Entertainment to WFOE is true, complete and accurate, and except for those already disclosed, T2 Entertainment has no other major indebtedness which may affect its normal business operation; and

        6.2.8 the re-arrangement contemplated hereunder by Shareholders or T2 Entertainment of the daily operation and decision-making mechanism of T2 Entertainment will not violate any law, regulation, rule or order applicable on it, and has required or will require all necessary approval, registration and/or filing (if applicable) from or with governmental authorities; such reorganization will not violate any contract, agreement or other document in which a Shareholder or T2 Entertainment is an object or a party or which is binding on their assets, and has obtained all necessary third party consents (if applicable).

 6.3 WFOE's representations and warraties

     WFOE hereby represents and warrants that:

        6.3.1 it is a wholly foreign owned enterprise legally incorporated under the PRC Law, with full legal capacity to enter into this Agreement, and has all rights, powers and authorizations required for exercising any right and performing any obligation hereunder;

        6.3.2 its performance of the obligations hereunder will not violate any current and prevailing laws, regulations and rules; and

        6.3.3 it will make all effort to actively cooperate other parties hereto in order to consummate the arrangement to be made by the parties hereunder in respect of T2 Entertainment's daily operation and decision-making mechanism.

                           Article 7 Term of Agreement

7.1 This Agreement shall take effect from the date of formal execution by the parties hereto, and shall remain effective without time limit as far as either Shareholder remains to be a shareholder of T2 Entertainment, unless terminated by written agreement of all parties hereto.

7.2 Subject to section 2.2.9 hereof, in case either Shareholder transfers all of the equity held by it in T2 Entertainment with prior consent of WFOE, such Shareholder will no longer be a party to this Agreement, while the obligations and undertakings hereunder of other parties hereto will not be


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     adversely affected thereby.

                                Article 8 Notice

8.1 Any notice, request, demand and other correspondences made as required by or in accordance with this Agreement shall be made in writing and delivered to address or fax number set forth below of the relevant party:

     T2CN Information Technology (Shanghai) Co., Ltd.

     Attention:  TENG Jun-Tse (???)
     Address:    5th Floor, No.88, Qinjiang Road, Xuhui District, Shanghai, PRC.
     Fax:        54262830
     Telephone:  54278388

     Shanghai T2 Entertainment Co., Ltd.

     Attention:  WANG Ji (??)
     Address:    5th Floor, No.88, Qinjiang Road, Xuhui District, Shanghai, PRC.
     Fax:        54262830
     Telephone:  54278388

     Shanghai Newmargin Venture Capital Co., Ltd.

     Attention:  FENG Tao (??)
     Address:    No. 99, Yin Qiao Road, Pudong New Area, Shanghai, PRC
     Fax:        62137000
     Telephone:  62138000

     FENG Tao (??)

     Address:    No. 99, Yin Qiao Road, Pudong New Area, Shanghai, PRC
     Fax:        62137000
     Telephone:  62138000

8.2 The abovementioned notice or other correspondences shall be deemed to have been delivered when it is transmitted if transmitted by e-mail, facsimile or telex; or when it is delivered if delivered in person; or when forty-eight (48) hours (exclusive of public holidays) have elapsed after posting if sent out by express; or when twenty-four (24) hours (exclusive of public holidays) have elapsed after sending out if sent out by telegraph; or when five (5) days have elapsed after posting if posed by mail.


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                            Article 9 Confidentiality

9.1 Unless required by laws or governmental or court orders pr approved by all parties hereto, none of the parties hereto may disclose or leak any content hereof, any information in connection herewith or any document, material, information, technical secrets or trade secrets obtained from other parties, to any individual, enterprise, unit or governmental authority other than the parties hereto. Any party hereto may, where necessary, disclose the abovementioned document, material and information without breaching its obligation of confidentiality hereunder, provided that:

     9.1.1 such disclosure has been approved by all parties hereto;

     9.1.2 it is to its manager, management personnel, technical personnel and employees on a need-to-know basis for the purpose of its performance of the cooperation hereunder;

     9.1.3 it is to its lawyer and accountants on a need-to-know basis;

     9.1.4 it is to relevant professional institutions and persons for the purpose of consultation of professional issues, on a need-to-know basis and upon approval of other parties hereto;

     9.1.5 the above disclosure is within a necessary scope, and the disclosing party shall take measures to cause the persons or institutions to whom the aforesaid documents, materials and information are disclosed to keep the same confidential; and

     9.1.6 disclosure under this article by any party hereto may not harm the rights and interests of other parties.

9.2 The obligation of confidentiality under this article shall survive the termination of this Agreement.

                          Article 10 Default Liability

10.1 The parties hereto agree and confirm that, if any of the parties (the "Defaulting Party") breaches substantially any of the provisions herein or omits substantially to perform any of the obligations hereunder, or fails substantially to perform any of the obligations under this Agreement, such a breach or omission shall constitute a default under this Agreement (a "Default"), then other parties (the "Non-defaulting Parties") shall have the right to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period or within ten (10) days of the Non-defaulting Parties' notifying the Defaulting Party in writing and requiring it to rectify the Default, then:


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     (1)  if the Defaulting Party is a Shareholder or T2 Entertainment, WFOE is
          entitled to terminate this Agreement and require the Defaulting Party to indemnify it for damages; or

     (2) if the Defaulting Party is WFOE, the Shareholders and T2 Entertainment, being Non-defaulting Parties, are entitled to require the Defaulting Party to indemnify it for damages, but have no right to terminate or cancel this Agreement under any circumstances.

 10.2Obligations of all parties hereunder are special and specific instead of general, therefore in case of default by any party, if the indemnification for damages are not sufficient to cover losses, the Non-defaulting Parties are entitled to require the Defaulting Party to carry out performance hereof.

 10.3Any waiver of any act of default of the Defaulting Party by the Non-defaulting Parties will be valid only if made in writing.

 10.4Notwithstanding any other provisions herein, the validity of this Article shall stand disregarding the suspension or termination of this Agreement.

                            Article 11 Force Majeure

If a party hereto fails to perform or perform as stipulated hereunder, this Agreement, directly due to earthquake, typhoon, flood, fire, war, computer virus, leak in design of tool software, hacker attack of internet, change in policy or law or any other force majeure event that cannot be foreseen or the results of which cannot be prevented or avoided, the party encountering such force majeure event shall immediately issue a notice thereof by fax, and submit certificates issued by relevant governmental authority stating details of such event and reasons for the failure to perform or delay in performing this Agreement to other parties for confirmation within fifteen (15) days. If a force majeure event lasts for more than thirty (30) days, parties hereto shall determine whether the performance of this Agreement shall be partially exempted or delayed or otherwise, through friendly negotiations according to the degree of impact of such event on the performance hereof. The party failing to perform hereunder is not liable for the economic losses of other parties resulted from its failure solely due to force majeure.

                            Article 12 Miscellaneous

12.1 This Agreement shall be prepared in the Chinese language in four (4) original copies, with each involved party holding one (1) copy hereof.

12.2 The formation, validity, execution, amendment, interpretation and


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     termination of this Agreement shall be subject to the PRC Laws.

12.3 Any disputes arising hereunder and in connection herewith shall be settled through consultations among the parties, and if the parties cannot reach an agreement regarding such disputes within thirty (30) days of their occurrence, such disputes shall be submitted to China International Economic and Trade Arbitration Commission Shanghai Branch for arbitration in Shanghai in accordance with its arbitration rules, and the arbitration award shall be final and binding on all parties.

12.4 Any rights, powers and remedies empowered to any party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a party shall not preclude its exercise of its other rights, powers and remedies by such party.

12.5 Any failure or delay by a party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (hereinafter the "Party's Rights") shall not lead to a waiver of such rights, and the waiver of any single or partial exercise of the Party's Rights shall not preclude such party from exercising such rights in any other way and exercising the remaining part of the Party's Rights.

12.6 Each provision contained herein shall be severable and independent from each of other provisions, and if at any time any one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.7 Any amendments or supplements to this Agreement shall be made in writing and shall take effect only when properly signed by the parties to this Agreement.

12.8 None of the parties hereto shall assign any of its rights and/or obligations hereunder to any third parties without the prior written consent from other parties.

12.9 This Agreement shall be binding on the legal successors of the parties.

           [The remainder of this page is intentionally left blank]


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(Execution Page)

IN WITNESS HEREOF, the parties hereto have caused this Agreement to be executed as of the date and in the place first here above mentioned.


T2CN INFORMATION TECHNOLOGY (SHANGHAI) CO., LTD.
(Seal)


Signature:   /s/ TENG Jun-Tse
            ------------------------
Name:       TENG Jun-Tse (???)
Title:      Legal Representative



SHANGHAI T2 ENTERTAINMENT CO., LTD.
(Seal)


Signature:   /s/ FENG Tao
            ------------------------
Name:       FENG Tao (??)
Title:      Legal Representative



SHANGHAI NEWMARGIN VENTURE CAPITAL CO., LTD.
(Seal)


Signature:   /s/ FENG Tao
            ------------------------
Name:       FENG Tao (??)
Title:      Legal Representative



MR. FENG TAO (??)

Signature:   /s/ FENG Tao
            -----------------------


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